UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 22, 2004


                             Headwaters Incorporated
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             (Exact name of registrant as specified in its charter)


         Delaware                       0-27808                87-0547337
-----------------------------        --------------       ----------------------
(State or other jurisdiction          (Commission            (I.R.S. Employer
     of incorporation)                File Number)        Identification Number)


                   10653 South River Front Parkway, Suite 300
                             South Jordan, UT 84095
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (801) 984-9400


                                 Not Applicable
         --------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

         On September 22, 2004, Tapco International Corporation ("Tapco"), a wholly-owned subsidiary of Headwaters Incorporated ("Headwaters"), entered into an executive employment agreement and an executive change in control agreement with John N. Lawless, III, as President of Tapco. As part of the employment agreement, Headwaters has agreed to enter into an executive change in control agreement with Mr. Lawless having an effect date as of September 22, 2004. Mr. Lawless was the former president of Tapco Holdings, Inc., which Headwaters acquired on September 8, 2004. In connection with the acquisition and as an inducement to Mr. Lawless to accept employment with Tapco, on September 9, 2004, Headwaters announced that its compensation committee had approved a grant to Mr. Lawless of an option to purchase 125,000 shares of Headwaters common stock. Effectiveness of the option grant was subject to Headwaters, Tapco and Mr. Lawless agreeing to the terms of his employment agreement with Tapco. Accordingly, on September 22, 2004, the grant of the option became effective. The option vests over approximately four and one-half years and has an exercise price equal to $28.49 per share. Under the terms of the employment agreement, Mr. Lawless is entitled to severance pay and benefits in the event that his employment is terminated without cause by Tapco (or its successor) or is voluntarily terminated for good reason by Mr. Lawless. Further, under the terms of the change in control agreement and the option, the shares subject to the option granted to Mr. Lawless would become fully vested and exercisable in the event of a change in control of Headwaters as described in the change in control agreement, and Mr. Lawless would be entitled to severance pay and benefits in the event that his employment is involuntarily terminated without cause by Headwaters (or its successor) or is voluntarily terminated for good reason by Mr. Lawless within a certain period following a change in control of Headwaters. Copies of Mr. Lawless' employment agreement, stock option agreement and change in control agreement are filed as Exhibits 10.90, 10.90.1 and 10.90.2 hereto.

Item 9.01: Financial Statements and Exhibits.

         (c) Exhibits.

             Exhibit 10.90: Employment Agreement with John N. Lawless, III dated September 22, 2004

             Exhibit 10.90.1: Nonstatutory Stock Option Grant Notice effective as of September 22, 2004

             Exhibit 10.90.2: Executive Change in Control Agreement with John N. Lawless, III effective as of September 22, 2004

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: September 28, 2004                       HEADWATERS INCORPORATED
                                               (Registrant)


                                               By  /s/ Kirk A. Benson
                                                  ------------------------------
                                                  Kirk A. Benson
                                                  Chief Executive Officer
                                                  (Principal Executive Officer)

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